EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          (480) 585-8888

FOR IMMEDIATE RELEASE
February 9, 2004


     GIANT INDUSTRIES, INC. AND STATOIL MARKETING AND TRADING (USA),
         INC. ANNOUNCE SIGNING OF CRUDE OIL SUPPLY AGREEMENT


Scottsdale, Arizona (February 9, 2004) -- Giant Industries, Inc. [NYSE:
GI] and Statoil Marketing and Trading (USA), Inc. announced today that they have entered into a long-term crude oil supply agreement. Under the terms of the agreement, Statoil will commence supplies of acidic crude oil in late February to Giant's Yorktown refinery. Following metallurgical upgrades that are scheduled to take place in the third quarter of this year, the supply will substantially increase. Statoil will supply a significant proportion of Giant's Yorktown refinery's crude oil needs over the five-year term of the agreement.

Fred Holliger, Giant's CEO said, "We have been working with Statoil for the past several months on the terms of this agreement and we are very pleased to announce this major event today. The opportunity to develop a long-term crude oil supply relationship with Statoil is very exciting for all of Giant's stakeholders."

Holliger continued, "The signing of this agreement is the completion of another significant goal that we have had in our strategic plan since the acquisition of our Yorktown refinery. When we acquired Yorktown, the ability to process higher acid crude oil was an opportunity that we believed could reduce crude oil costs, improve the high-value product output and contribute significantly to higher earnings. This agreement accomplishes these goals. The agreement is structured to meet our strategic objectives, improve our competitiveness, and reduce the impact of crude oil markets' pricing volatility."

Luann Smith, President of Statoil Marketing and Trading (US) Inc., says:
"We are very pleased to have concluded this long term agreement with Giant. We look forward to a mutually beneficial relationship."

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

Statoil Marketing and Trading (US) Inc, located in Stamford, Connecticut, is a wholly owned subsidiary of Statoil A.S. Statoil is a major supplier of crude oil, LPG, condensate and gasoline to the US and the East coast of Canada. Its portfolio of acidic crudes include the Norwegian Heidrun and Grane fields, and will be supplemented by increases in its international asset portfolio. For more information, please visit Statoil's website at www.statoil.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that the anticipated increase in earnings resulting from the processing of acidic crude oil will not occur because actual crude oil costs do not decrease, improved product yields are not achieved, processing costs are greater than anticipated, or because of other unanticipated circumstances, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.